LAW OFFICES
Silver,  Freedman & Taff,  L.L.P.

A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

3299 K STREET NW, SUITE 100
WASHINGTON, D.C. 20007
PHONE: (202) 295-4500
FAX:   (202) 337-5502
WWW.SFTLAW.COM

April 8, 2008

MutualFirst Financial, Inc.
110 E. Charles Street
Muncie, Indiana  47305-2400

Members of the Board of Directors:

We have acted as special counsel to MutualFirst Financial, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”)  for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), up to 3,149,194 shares of the Company's common stock, par value $.01 per share (the “Shares”), pursuant to the Agreement and Plan of Merger, dated as of January 7, 2008 (the “Merger Agreement”), by and among the Company, MutualFirst Acquisition Corp. (“Acquisition Corp.”) and MFB Corp. (“MFB”).

In connection with the rendering of the opinion set forth below, we have examined, are familiar with and to the extent we deemed appropriate we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the Charter and Bylaws of the Company as currently in effect, (iii) the Merger Agreement, (iv) the resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and (v) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company, Acquisition Corp., MFB or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed.  In rendering the opinion set forth below, we have assumed that such parties had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof.  As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, Acquisition Corp., MFB and others.

Our opinion is limited to applicable provisions of the Maryland General Corporation Law.  We express no opinion with respect to the laws of any other jurisdiction.

Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the Shares will be, upon issuance by the Company, against payment therefor as set forth in the Merger Agreement, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption “Legal Matters” in the joint proxy statement-prospectus included therein.  In giving this consent, we do not admit thereby that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

Very truly yours,
/s/ Silver, Freedman & Taff, L.L.P.
SILVER, FREEDMAN & TAFF, L.L.P.